UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2020

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

__________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Gregg Budoi

On February 3, 2020, Mr. Gregg Budoi gave notice to the Board that he is resigning as the Company’s Interim President and Chief Executive Officer, effective immediately.

Resignation of Tricia Tomko

On February 3, 2020, Ms. Tricia Tomko gave notice to the Board that she is resigning as the Company’s Chief Financial Officer, effective immediately.

Appointment of Matthew Kruchko

On February 3, 2020, the Board appointed Matthew Kruchko, age 49, as the Company’s President and Chief Executive Officer, effective immediately.

Mr. Kruchko currently serves as a director on the Board. Since 2016, Mr. Kruchko has been a principal and the Chief Strategy Officer of Connect Brands, Inc., a San Francisco based marketing and advertising company. He has also been a member of the board of directors of that company since 2016. Previously, from 2007 to 2015 he was a Managing Director and a member of the board of directors of Applied Storytelling, a brand consultancy/strategy firm, and was previously Executive Vice President of Strategy and Global Marketing for the UK-based SaaS software company Kalibrate Technologies PLC from 2015 to 2016. Mr. Kruchko studied finance and marketing at the University of Southern Maine and is currently an advisory board member for the Detroit Creative Corridor Center (DC3).

Mr. Kruchko has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Kruchko has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Kruchko was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person.

It is expected that Mr. Kruchko will enter a separate employment agreement with the Company to provide for compensation for assuming the role of President and Chief Executive Officer.

Appointment of Barry MacNeil

On February 3, 2020, the Board appointed Barry MacNeil, age 56, as the Company’s Chief Financial Officer and as a member of the Board, effective immediately.

Mr. MacNeil is currently not been appointed to serve on any committee of the Board.

Mr. MacNeil previously served as the Company’s Chief Financial Officer from November 20, 2015 through September 26, 2017. Mr. MacNeil has more than 20 years of accounting experience in public and private practice. Since April 2016, Mr. MacNeil has served as Chief Financial Officer for TAG Oil Ltd., an oil and gas exploration and production company headquartered in Vancouver British Columbia. Mr. MacNeil was previously the Controller of TAG Oil Ltd. from March 2015 through April 2016. Since August 2012, Mr. MacNeil has served as Chief Financial Officer of Interlapse Technologies Corp. (formerly Coronado Resources Ltd.), a Canadian-based fintech applications public company. From October 2004 through March 2008, Mr. MacNeil served as a member of the board of directors, CFO and Secretary for Trans-Orient Petroleum Ltd., a company that invests in early-stage resource and technology companies.  Mr. MacNeil is a Chartered Public Accountant and earned a diploma in Financial Management from the British Columbia Institute of Technology.

Mr. MacNeil has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. MacNeil has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. MacNeil was not appointed as the Company’s Chief Financial Officer or as member of the Board pursuant to any arrangement or understanding with any other person.

It is expected that Mr. MacNeil will enter a separate employment agreement with the Company to provide for compensation for assuming the role of Chief Financial Officer.

A copy of the Company’s press release announcing the resignation of Mr. Budoi and Ms. Tomko, as well as the appointment of Mr. Kruchko as President and Chief Executive Officer and Mr. MacNeil as Chief Financial Officer is attached hereto as Exhibit 99.1.

ITEM 9.01     Exhibits

99.1     Press Release dated February 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCORPCX, INC.

Date:	February 4, 2020	By:	/s/ Matthew Kruchko
		Name:	Matthew Kruchko
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 4, 2020